                                                                    EXHIBIT 10.9


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is made and delivered as of the 7th day of January, 1997, by HOUTEX METALS COMPANY, INC., a Texas corporation ("Debtor"), to and for the benefit of METAL MANAGEMENT, INC., a Delaware corporation ("Secured Party").

                                R E C I T A L S:

         A. Pursuant to the terms and conditions of a certain Revolving Credit Note of even date herewith (the "Note") by and between Secured Party and Debtor, Secured Party has agreed, among other things, to make available to Debtor a working capital line of credit in the maximum principal amount of $1,000,000 (the "Line of Credit"). Debtor is executing the Note of even date herewith payable to the order of Secured Party to evidence the Line of Credit. All capitalized terms which are not defined herein shall have the meanings ascribed thereto in the Note.

         B. A condition precedent to Secured Party's extension of the Line of Credit to Debtor is the execution and delivery by Debtor of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. CREATION OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in and mortgages the property owned by Debtor, except the property listed on Exhibit C, and described as follows (hereinafter referred to collectively as the "Collateral"):

                  (a) All apparatus, machinery, devices, fixtures, communication devices, systems and equipment, fittings, appurtenances, equipment, appliances, furniture, furnishings, appointments, accessories, landscaping, plants and all other items of personal property located at any real property now or hereafter owned by or leased by Debtor or used in the operation or maintenance of any real property now or hereafter owned by or leased by Debtor or any business or operation conducted thereon. All fixtures and equipment now or hereafter installed for use in the operation of the buildings, structures and improvements now or hereafter on any real property now or hereafter owned by or leased by Debtor, including but not limited to, all lighting, heating, cooling, ventilating, air-conditioning, plumbing, sprinkling, incinerating, refrigerating, air-cooling, lifting, fire extinguishing, cleaning, entertaining, security, communicating and electrical and power systems, and the machinery, appliances, fixtures and equipment pertaining thereto, all awnings, ovens, stoves, refrigerators, dishwashers, disposals, carpeting, switchboards, engines, motors, tanks, pumps, screens, storm doors and windows, shades, floor coverings, ranges, washers, dryers, disposals, cabinets, furniture, partitions, conduits, ducts and compressors, and all elevators and escalators and the machinery and appliances, fixtures and equipment pertaining thereto.


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                  (b) Any and all revenues, receivables and income now owned or hereafter acquired by Debtor.

                  (c) Any and all other personal property of any kind, nature or description, whether tangible or intangible, (including without limitation, any and all goods, accounts, contract rights, franchises, licenses, permits, chattel paper, money, deposit accounts, documents, instruments and general intangibles) of Debtor, whether now owned or hereafter acquired, or in which Debtor now has or shall hereafter acquire any right, title or interest whatsoever (whether by bill of sale, lease, conditional sales contract, or other title retention document or otherwise).

                  (d) Any and all additions and accessories to all of the foregoing and any and all proceeds (including proceeds of insurance, eminent domain or other governmental takings and tort claims), renewals, replacements and substitutions of all of the foregoing.

                  (e) All of the books and records pertaining to the foregoing.

         2. SECURED OBLIGATIONS. The security interest created herein is given as security for the payment of all indebtedness and the performance and observance of all covenants, conditions, agreements, representations, warranties and other liabilities and obligations of Debtor to or benefiting Secured Party which are evidenced, secured or created by this Agreement or the Note (collectively, the "Obligations").

         3. DEBTOR'S COVENANTS. Debtor covenants and agrees as follows:

                  (a) The Collateral shall not be misused, wasted or allowed to deteriorate, except for the ordinary wear and tear resulting from its use or damage resulting from a casualty.

                  (b) The Collateral shall at all times be insured against loss, damage, theft, and such other risks as Secured Party may require in such amounts, with such companies, under such policies, in such form and for such periods as shall be reasonably satisfactory to Secured Party, and each policy shall provide that the loss thereunder and the proceeds payable thereunder shall be payable to Secured Party as its interest may appear.

                  (c) The Collateral shall not be used in violation of any applicable law or regulation.

                  (d) Debtor shall not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so other than in the ordinary course of Debtor's business without the prior written consent of Secured Party, or permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.


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
                  (e) Debtor shall pay promptly when due all taxes and assessments upon the Collateral or for its use or operation.

                  (f) Debtor shall sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all costs, expenses and fees, including reasonable attorneys' fees, necessary to protect the security interest under this Agreement against the rights, interests or claims of third persons.

                  (g) Debtor shall reimburse Secured Party for all costs, expenses and fees, including, without limitation, court costs and reasonable attorneys' fees, incurred by or for Secured Party for any action taken by or for Secured Party to remedy an Event of Default (as defined below), together with interest thereon at the Default Rate (as defined in the Note) from the date incurred by Secured Party until repaid to Secured Party.

                  (h) Debtor shall (i) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental writings, and financing statements, and do all other reasonable acts or things as Secured Party may request in order to more fully evidence and perfect the security interest created herein; (ii) punctually and properly perform all of its agreements and obligations under the Note, the Note, the Guaranty and the other Loan Documents;
         (iii) pay the indebtedness secured hereby in accordance with the terms thereof and in accordance with the terms of the Note, the Note, the Guaranty and the other Loan Documents; (iv) promptly furnish Secured Party with any information or writings which Secured Party may reasonably request concerning the Collateral; (v) allow Secured Party to inspect all records of Debtor relating to the Collateral, the Obligations and the business and operation of Debtor with respect to the Collateral, and to make and take away copies of such records; (vi) promptly notify Secured Party of any material adverse change in any facts or circumstances warranted or represented by Debtor in this Agreement or in any other writing furnished by Debtor to Secured Party in connection with the Collateral, the Obligations or the business and operation of Debtor or the Collateral; (vii) promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created herein, and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding; and (viii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party in enforcing the security interest created herein, together with interest thereon at the Default Rate from the date incurred by Secured Party until the date repaid to Secured Party.

                  (i) Debtor shall not, without the prior written consent of Secured Party, create any other security interest in, mortgage, pledge, or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character.



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                  (j) Should any part of the Collateral ever be in any manner converted by its issuer or maker into another type of property or any money or other proceeds ever be paid or delivered to Debtor as a result of Debtor's rights in the Collateral, then all such property, money and other proceeds shall become part of the Collateral, and Debtor covenants to forthwith pay or deliver to Secured Party all of the same which is susceptible of delivery and, at the same time, if Secured Party deems it necessary and so requests, Debtor will properly endorse or assign the same (provided that if no Event of Default then exists, Debtor shall not be required to deliver to Secured Party cash received in satisfaction of an account receivable, provided further that nothing in this clause is intended to affect or otherwise restrict the security interest granted to Secured Party in the proceeds of all Collateral). With respect to any of such property of a kind requiring any additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Secured Party, Debtor will forthwith execute and deliver to Secured Party whatever Secured Party shall deem necessary or proper for such purpose.

                  (k) Should any covenant, duty or agreement of Debtor fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Debtor, and any amount expended by Secured Party in such performance or attempted performance shall become a part of the indebtedness secured hereby, and, upon demand of Secured Party, Debtor agrees to pay such amount promptly to Secured Party, together with interest thereon at the Default Rate from the date of such expenditure by Secured Party until repaid to Secured Party.

         4. DEFAULT. An "Event of Default" shall occur under this Agreement only upon the occurrence of (a) a breach by Debtor of any of the covenants, agreements, representations, warranties or other provisions hereof which is not cured or waived within the applicable grace or cure period, if any, set forth in the Note, or (b) any breach by Debtor of any of its obligations under this Agreement.

         5. SECURED PARTY'S RIGHTS AND REMEDIES. Secured Party shall have available to it the following rights and remedies:

                  (a) Right to Assign. Secured Party may assign this Agreement, and if Secured Party does assign this Agreement, the assignee shall be entitled to the performance of all of Debtor's agreements and obligations under this Agreement, and the assignee shall be entitled to all the rights and remedies of Secured Party under this Agreement. Debtor expressly agrees that it will assert no claims or defenses it may have against Secured Party against the assignee except those available to it pursuant to this Agreement.

                  (b) Right to Discharge Debtor's Obligations. Secured Party may, at its option, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may remedy or cure any default of Debtor under the terms of any lease,


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
         rental agreement, or other document which in any way pertains to or affects Debtor's title to or interest in any of the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, and Debtor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party, including reasonable attorneys' fees, pursuant to the foregoing authorization, together with interest at the Default Rate from the date so paid or incurred by Secured Party until repaid to Secured Party, which payments, expenses and interest shall be secured by this Agreement and by the other Loan Documents.

                  (c) Rights as Secured Creditor. Upon the occurrence of an Event of Default, Secured Party, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies afforded to secured parties under the Uniform Commercial Code in force in the State(s) in which the Collateral is located, together with any and all other rights and remedies otherwise provided and available to Secured Party at law or in equity; (b) enter, with process of law and without breach of the peace, any premises where the Collateral (or the books and records of Debtor related thereto) is or may be located, and without charge or liability to Secured Party therefor seize and remove the Collateral (and copies of Debtor's books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and liquidating the Collateral, all without cost to Secured Party; and (c) upon prior notice to Debtor as required by this Agreement, sell or otherwise dispose of the Collateral at public or private sale or auction for cash or credit (which sale or auction may, at the option of Secured Party, occur on the premises where the Collateral is located or elsewhere, at no cost to Secured Party) and from the proceeds of such sale or disposal retain
         (i) all costs and charges incurred by Secured Party in taking and causing the removal and sale or disposal of the Collateral, including reasonable attorneys' fees; and (ii) an amount equal to all other Obligations; provided, however, that Debtor shall be credited with the net proceeds of such sale only when such proceeds are actually received by Secured Party.

                  (d) Assembly of Collateral; Injunctive Relief. Upon the occurrence of an Event of Default, Debtor, immediately upon demand by Secured Party, shall assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party. Debtor hereby acknowledges and agrees that if Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, no remedy of law shall provide adequate relief to Secured Party, and that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

                  (e) Notice of Collateral Disposition. Any notice required to be given by Secured Party of a sale, lease or other disposition of the Collateral or any other intended action by Secured Party, sent by registered or certified United States mail, postage prepaid and duly addressed to Debtor at Debtor's address set forth in the Note not less than ten days prior to

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         such proposed action, shall constitute commercially reasonable and fair notice to Debtor thereof.

                  (f) Matters Regarding Sale of Collateral. Debtor agrees that Secured Party may, if Secured Party deems it reasonable, postpone or adjourn any sale of Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Debtor also waives and releases any right of Debtor to redeem the Collateral from such sale. At any sale or sales made pursuant to this Agreement or in a suit to foreclose the same, the Collateral, at the option of Secured Party or its assigns, may be sold in its entirety or separately, at the same or at different times, and the Collateral need not be present at the time or place of sale. At any such sale, Secured Party or the holder of the indebtedness hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by Secured Party or its attorneys, agents, or assigns, and no irregularity in the manner of sale or of giving notice shall operate to preclude Secured Party from recovering the Obligations.

                  (g) Replevin. If Secured Party seeks possession of the Collateral through replevin or other court action, Debtor hereby irrevocably waives (i) any bond, surety or security required as an incident to such possession, and (ii) any demand by Secured Party for possession of the Collateral prior to the commencement of any such suit or action.

                  (h) Enforcement Standards. Secured Party shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party in refraining from so doing at any time or times. The failure of Secured Party at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed or operate as a waiver of any of the rights and remedies granted Secured Party hereunder or as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified the same. All rights and remedies of Secured Party are cumulative and concurrent, and the exercise of one right or remedy by Secured Party shall not be deemed a waiver or release of any other right or remedy.

         6. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that:

                  (a) Debtor has authority to execute and deliver this Agreement;

                  (b) no financing statement covering the Collateral, or any part thereof, has been filed and remains in effect, other than securing a first lien on the Collateral in favor of LaSalle National Bank;


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                  (c) no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof other than to LaSalle National Bank;

                  (d) no material dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral;

                  (e) all information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Agreement are true and correct in all material respects as of the date hereof;

                  (f) at the time Secured Party's security interest attaches to any of the Collateral or its proceeds, Debtor will be the lawful owner with the right to transfer any interest therein, and Debtor will make such further assurances as to prove title to the Collateral in Secured Party as may be required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever.

                  (g) There is listed on EXHIBIT A hereto the location of the principal place of business of Debtor, all of the other places of business of Debtor and all locations where all tangible Collateral and the books and records of Debtor are kept. Debtor shall not change the location of (i) its places of business or its books and records, or
         (ii) any tangible Collateral, without in each case providing not less than thirty days prior written notice thereof to Secured Party.

                  (h) All trade or assumed names under which Debtor has done or proposes to do business are listed on EXHIBIT B. Debtor shall give Secured Party not less than thirty days prior written notice of any change in Debtor's name or any new or change in any trade name that Debtor uses in its business.

The delivery at any time by Debtor to Secured Party of the Collateral shall constitute a representation and warranty by Debtor that, with respect to such Collateral, and each item thereof, Debtor is owner of the Collateral and the matters heretofore represented and warranted in this Paragraph 6 are true and correct. Further, Debtor, upon the request of Secured Party, agrees to amend this Agreement and any and all financing statements filed in connection therewith for the purpose of setting forth in said Agreement and said financing statements an accurate and itemized list of the Collateral now generally described herein and in said financing statements and to include in said accurate and itemized list an identification of the Collateral by make, model, serial number and other appropriate descriptive data.

         7. SUBROGATION. If the Obligations, or any part thereof, are renewed or extended, or applied toward the payment of any indebtedness secured by any mortgage, pledge, security agreement or other lien, Secured Party shall be and is hereby subrogated to all of the rights, titles, security interests and other liens securing the indebtedness so renewed, extended or paid.

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
         8. FURTHER AGREEMENTS.

                  (a) "Debtor" and "Secured Party" as used in this Agreement include the legal representatives, successors and assigns of those parties.

                  (b) Neither Debtor nor Secured Party shall be bound by any amendment not expressed in writing and signed by the party to be bound thereby.

                  (c) It is expressly intended, understood and agreed: (i) that this Agreement is made and entered into for the sole protection and benefit of Secured Party and Debtor, and their successors and assigns and no other person or persons shall have any right of action hereunder or rights to the proceeds of the Line of Credit at any time; (ii) that the proceeds of the Line of Credit do not constitute a trust fund for the benefit of any third party; and (iii) that no third party shall under any circumstances be entitled to any equitable lien on any undisbursed proceeds of the Line of Credit at any time. The relationship between Secured Party and Debtor is solely that of a lender and borrower, and nothing contained herein, or in the Note, the Guaranty or any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or as creating any relationship other than lender and borrower.

                  (d) This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Debtor and Secured Party shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

                  (e) To the extent permitted by law, Debtor hereby waives any and all rights to require marshalling of assets.

                  (f) All notices, demands, requests and other correspondence which are required or permitted to be given hereunder shall be deemed sufficiently given when delivered or mailed in the manner and to the address of Debtor or Secured Party, as the case may be, as specified in the Note.

                  (g) This Agreement shall inure to the benefit of Secured Party and its successors and assigns and shall be binding upon Debtor and its successors and assigns.

                  (h) DEBTOR AND SECURED PARTY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE NOTE, THIS AGREEMENT, THE GUARANTY, THE NOTE OR ANY OF THE OTHER LOAN

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         DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND
         THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR AND SECURED PARTY HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE NOTE THIS AGREEMENT, THE GUARANTY, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, THE LINE OF CREDIT, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.




HOUTEX METALS COMPANY, INC.,                 METAL MANAGEMENT, INC.,
a Texas corporation                          a Delaware corporation


By: /s/ Gerard M. Jacobs                     By: /s/ Gerard M. Jacobs
    ----------------------------                 ---------------------------
Title: Vice President                        Title: President
       -------------------------                    ------------------------


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
                                    EXHIBIT A

                        Locations of Property and Records

                                    EXHIBIT B

                                 Names of Debtor

                                    EXHIBIT C
                                       TO
                               SECURITY AGREEMENT

                           EXCLUSIONS FROM COLLATERAL

SECURED PARTY                             JURISDICTION                   FILING DATA
-------------                             ------------                   -----------
1.    Textron Financial Corporation       Texas Secretary of State       #92-050514
                                                                         03/16/92

2.    Mustang Tractor & Equipment         Texas Secretary of State       #96-093233
         Company                                                         05/10/96

3.    Caterpillar Financial Services      Texas Secretary of State       #94-228422
         Corporation                                                     11/28/94

4.    Caterpillar Financial Services      Texas Secretary of State       #94-751025
         Corporation

5.    Wagkesha Pearce Industries, Inc.    Texas Secretary of State       #96-233666

6.    Associates Commercial               Texas Secretary of State       #96-00233656
         Corporation                                                     11/25/96

7.    Metal Management, Inc.              Texas Secretary of State       N/A
                                          Harris County Recorder
                                             of Deeds

8. The Collateral is currently encumbered by financing statements in favor of NationsBank of Texas, N.A. (the "NationsBank Liens"). The indebtedness secured by the NationsBank Liens will be retired in full with a portion of the proceeds of the HouTex Loan, and the NationsBank Liens will be terminated by filing UCC-3 Termination Statements promptly following Closing.

9. The parties acknowledge the note payable by Mike Melnik and Zalman Melnik to HouTex in the amount of $405,000 and agree that such note shall not be included in the Collateral.